                                                                   EXHIBIT 10.36

                            PROPOSED TRADE STRUCTURE
                              RIMCO/TIGRE PROJECT
                          VERMILLION PARISH, LOUISIANA


         Following are the terms, provisions and concepts which Brigham Oil & Gas, L.P. ("BOG"), Tigre Energy Corporation ("Tigre") and Resource Investors Management Company ("RIMCO") are in general agreement to with respect to their exploration efforts in the RIMCO/Tigre Project:

1) The parties' initial ownership interests in the RIMCO/Tigre Project (being ownership interests in all leasehold and other property of every kind located within the lands described on Attachment 1 hereto) shall be as follows:

                          Party                             Ownership Interest
                          -------                           ------------------
                          Tigre                                     37.5%
                          RIMCO                                     37.5%
                          BOG                                       25.0%.

In order to cause BOG to have a 25% ownership interest in all of the existing properties located within the RIMCO/Tigre Project, RIMCO and Tigre shall each assign BOG an equal part (12.5% each) of the 25% ownership interest in all of the existing properties. BOG's 25% ownership interest shall be subject to the 3% overriding royalty interest (ORRI) created in favor of Huerfano Corporation ("Huerfano"), proportionately reduced to BOG's 25% ownership interest. In addition, BOG's 25% ownership interest shall be assigned subject to the 20% back-in after payout ("APO") created pursuant to the terms of that certain agreement dated September 13, 1994, by and between RIMCO and Tigre (the "Original RIMCO/Tigre Agreement"), proportionately reduced to the 25% ownership interest being assigned to BOG under this Section 1. However, RIMCO and Tigre shall also assign BOG its 25% share of the same 20% back-in APO. This means that the net effect is that BOG shall own the same amount of back-in APO that its 25% ownership interest is subject to. It is BOG's intent that its 25% ownership interest be merged with its 25% share of the back-in APO such that BOG ends up with a 25% ownership interest not subject to the back-in after payout. Similarly, BOG's 25% ownership interest in all existing and subsequently acquired third-party interests within the RIMCO/Tigre Project shall be subject to the 2% ORRI reserved by RIMCO and Tigre in the Original RIMCO/Tigre Agreement, proportionately reduced to the 25% ownership interest assigned to BOG in accordance with this Section 1. However, RIMCO and Tigre shall also assign BOG its proportionate 25% share of the same 2% ORRI reserved by RIMCO and Tigre. This means that the net effect is that BOG shall own the same amount of the 2% ORRI that its 25% ownership interest is subject to. It is BOG's intent that its 25% ownership interest be merged with its 25% share of the 2% ORRI such that BOG ends up with a 25% ownership interest not subject to any part of the 2% ORRI.


2) BOG, Tigre and RIMCO agree to acquire a license to a cumulative total of 55 square miles of Fairfield Industries Incorporated ("Fairfield") 3-D seismic data (the "Fairfield Data") and Geco-Prakla ("Geco") 3-D seismic data (the "Geco Data") covering the lands located within the RIMCO/Tigre Project (the 55 square miles of Geco Data and Fairfield Data to be licensed being sometimes collectively referred to herein as the "Project Data"). BOG shall pay all of the costs incurred to license the first 30 square miles of the Project Data and, in the event that BOG causes any Project Data to be further processed
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RIMCO/Tigre Project
Proposed Trade Structure
Page 2




or re-processed, BOG shall also incur all of the costs incurred to process or re-process the first 30 square miles of such Project Data that is processed or re-processed. BOG, Tigre and RIMCO shall each pay their ownership interest share (as set forth in the table contained in Section 1 above) of all of the costs that are incurred to license the remaining 25 square miles (for a total of 55 square miles) of the Project Data. Likewise, in the event that more than 30 square miles of Project Data is further processed or re-processed, the parties shall pay their ownership interest share of the costs incurred to further process or re-process such additional Project Data up to an additional 25 square miles at a maximum charge of $1,500 per square mile as a processing/re-processing charge. BOG shall also provide Tigre and RIMCO with interpretations of the Project Data without charge to Tigre or RIMCO, except as provided below with respect to the right to recoup interpretational charges as part of payout in the event that BOG exercises the option in Section 3 or 4 below, and except as provided in Section 5 below in the event that BOG does not exercise the Section 3 or 4 option but Tigre or RIMCO assign part of their interests to a third party for consideration.


3) Within 90 days of BOG's receipt of the Fairfield Data that is licensed in accordance with the terms of Section 2 above, but in no event later than July 1, 1997 (the end of such period being referred to as the "A Lands Election Date"), BOG has the exclusive option to acquire all of Tigre's remaining 37.5% ownership interest and 12.5% out of RIMCO's remaining 37.5% ownership interest in that part of the RIMCO/Tigre Project which is outlined on the plat which is attached hereto as Attachment 2 (the lands described on Attachment 2 being referred to herein as the "A Lands" and the additional ownership interests in the A Lands to be acquired by BOG from Tigre and RIMCO being referred to herein as the "Additional A Lands Ownership Interest"), by committing to the following:

                 * On or before the A Lands Election Date, BOG shall notify Tigre and RIMCO, in writing, whether BOG is electing to acquire the Additional A Lands Ownership Interest. The Additional A Lands Ownership Interest shall only be subject to (i) a proportionately reduced share of the 3% ORRI due to Huerfano (being reduced in proportion to the Additional A Lands Ownership Interest being acquired -- i.e. 37.5% + 12.5% = 50%), (ii) a proportionately reduced share of the 2% ORRI due to RIMCO and Tigre, and (iii) a proportionately reduced share of the 20% back-in APO ownership interest due to RIMCO and Tigre. By way of example, if BOG elects to acquire the full Additional A Lands Ownership Interest (i.e. 37.5% from Tigre and 12.5% from RIMCO), the Additional A Lands Ownership Interest acquired by BOG would be subject to its proportionate share of the 3% Huerfano ORRI and the 2% ORRI reserved to RIMCO and Tigre and the parties' total respective ownership interests in the A Lands within the RIMCO/Tigre Project would be as follows:

                                  Ownership Interest BPO
                                  ----------------------
                                       BOG      75%
                                       RIMCO    25%

                                  Ownership Interest APO
                                  ----------------------
                                       BOG      65%
                                       RIMCO    27.5%
                                       Tigre     7.5%.

                 * In the event that BOG elects to acquire the Additional A Lands Ownership Interest from Tigre and RIMCO as set forth in this Section 3, a proportionate part (being in proportion to the 37.5% additional interest acquired from Tigre

RIMCO/Tigre Project
Proposed Trade Structure
Page 3




                          and the 12.5% additional interest acquired from RIMCO) of BOG's interest in all subsequently acquired leases and mineral interests covering the A Lands shall be subject to the same proportionately reduced
                          (i) 3% ORRI due to Huerfano, (ii) 2% ORRI due to RIMCO and Tigre, and (iii) 20% back-in ownership interest APO due to RIMCO and Tigre.

                 * In the event that BOG elects to acquire the Additional A Lands Ownership Interest from Tigre and RIMCO, BOG shall reimburse each of Tigre and RIMCO for a proportionate (being a percentage equal to the amount of the additional ownership interest that is to be acquired by BOG from such party) part of the previously incurred land and geological costs ("sunk costs") allocated to the A Lands (the sunk costs allocated to the A Lands being set forth on Attachment 4). In addition, in the event that BOG elects to acquire the Additional A Lands Ownership Interest as aforesaid, with respect to all prospect costs, including but not limited to leasing, delay rentals, drilling and completion operations (including the initial test well operations) in which BOG elects to participate (recognizing that BOG has the obligation to participate in at least one initial test well within the RIMCO/Tigre Project as set forth below) within the A Lands, BOG shall pay for all of the costs allocable to the Additional A Lands Ownership Interest acquired from RIMCO and Tigre and related to such operations until such time as payout is reached ("BPO") with respect to all of the costs incurred by BOG within the A Lands other than the licensing and processing costs incurred by BOG with respect to 30 square miles of the Project Data as described in Section 2 above.

                 * In the event that BOG elects to acquire the Additional A Lands Ownership Interest from Tigre and RIMCO, BOG shall cause the drilling of an initial test well to be commenced within the A Lands prior to the expiration of nine months from the A Lands Election Date; provided, however, that in the event that BOG also elects to acquire additional ownership interests in the B Lands as set forth in Section 4 below, BOG shall only be required to drill one initial test well within either the A Lands or the B Lands within such nine month period, but in the event that BOG does not elect to cause the drilling of an initial test well to be commenced within the other portion of the RIMCO/Tigre Project (being either the A Lands or the B Lands on which BOG did not drill the first initial test well) within one year from the B Lands Election Date, BOG shall assign back to RIMCO and Tigre the additional ownership interests (being either the Additional A Lands Ownership Interest or the Additional B Lands Ownership Interest) that were to be earned under this Section 3 or Section 4 below, as applicable, in all of the interests located within such undrilled portion.

                 * The payout determination for the 20% back-in APO shall be based upon all of the expenditures (other than the licensing and processing costs incurred by BOG with respect to 30 square miles of the 3-D data as described in Section 2 above) BOG has incurred (including, without limitation, the reimbursements paid to RIMCO and Tigre for their sunk costs allocated to the A Lands and an

RIMCO/Tigre Project
Proposed Trade Structure
Page 4




                          interpretational charge of $1,750 per square mile of seismic data licensed within the A Lands) within the A Lands up to that point in time versus the oil and/or gas sales revenues received by BOG from the A Lands up to that specific point in time. Once a point in time is reached when oil and/or gas sales revenues received by BOG from the A Lands have exceeded BOG's expenditures, payout shall be deemed to have occurred and all future costs incurred within the A Lands shall be borne and paid for on a heads-up basis in accordance with the parties' respective ownership interests after the back-in.


4) Within 90 days of BOG's receipt of the fully merged and processed Geco Data (being merged and processed with the Fairfield Data) that is licensed in accordance with the terms of Section 2 above, but in no event later than July 1, 1997 (the end of such period being referred to as the "B Lands Election Date"), BOG has the exclusive option to acquire all of Tigre's remaining 37.5% ownership interest and 12.5% out of RIMCO's remaining 37.5% ownership interest in that part of the RIMCO/Tigre Project which is outlined on the plat which is attached hereto as Attachment 3 (the lands described on Attachment 3 being referred to herein as the "B Lands" and the additional ownership interests in the B Lands to be acquired by BOG from Tigre and RIMCO being referred to herein as the "Additional B Lands Ownership Interest"), by committing to the following:

                 * On or before the B Lands Election Date, BOG shall notify Tigre and RIMCO, in writing, whether BOG is electing to acquire the Additional B Lands Ownership Interest. The Additional B Lands Ownership Interest shall only be subject to (i) a proportionately reduced share of the 3% ORRI due to Huerfano (being reduced in proportion to the Additional B Lands Ownership Interest being acquired -- i.e. 37.5% + 12.5% = 50%), (ii) a proportionately reduced share of the 2% ORRI due to RIMCO and Tigre, and (iii) a proportionately reduced share of the 20% back-in APO ownership interest due to RIMCO and Tigre. By way of example, if BOG elects to acquire the full Additional B Lands Ownership Interest (i.e. 37.5% from Tigre and 12.5% from RIMCO), the Additional B Lands Ownership Interest acquired by BOG would be subject to its proportionate share of the 3% Huerfano ORRI and the 2% ORRI reserved to RIMCO and Tigre and the parties' total respective ownership interests in the B Lands within the RIMCO/Tigre Project would be as follows:

                                  Ownership Interest BPO
                                  ----------------------
                                  BOG              75%
                                  RIMCO            25%

                                  Ownership Interest APO
                                  ----------------------
                                  BOG              65%
                                  RIMCO            27.5%
                                  Tigre            7.5%.

                 * In the event that BOG elects to acquire the Additional B Lands Ownership Interest from Tigre and RIMCO as set forth in this Section 4, a proportionate part (being in proportion to the 37.5% additional interest acquired from Tigre and the 12.5% additional interest acquired from RIMCO) of BOG's interest in all subsequently acquired leases and mineral interests covering the B Lands shall be subject to the same proportionately reduced (i) 3% ORRI due to Huerfano, (ii) 2% ORRI due to RIMCO and Tigre, and
                          (iii) 20% back-in ownership interest APO due to RIMCO and Tigre.

                 * In the event that BOG elects to acquire the Additional B Lands Ownership Interest from Tigre and RIMCO, BOG shall reimburse each of Tigre and RIMCO for a proportionate






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RIMCO/Tigre Project
Proposed Trade Structure
Page 5




                          (being a percentage equal to the amount of additional ownership interest that is to be acquired by BOG from such party) part of the sunk costs allocated to the B Lands (the sunk costs allocated to the B Lands being set forth on Attachment 4). In addition, in the event that BOG elects to acquire the Additional B Lands Ownership Interest as aforesaid, with respect to all prospect costs, including but not limited to leasing, delay rentals, drilling and completion operations (including the initial test well operations) in which BOG elects to participate (recognizing that BOG has the obligation to participate in at least one initial test well within the RIMCO/Tigre Project as set forth below) within the B Lands, BOG shall pay for all of the costs allocable to the Additional B Lands Ownership Interest acquired from RIMCO and Tigre and related to such operations BPO with respect to all of the costs incurred by BOG within the B Lands other than the licensing and processing costs incurred by BOG with respect to 30 square miles of the Project Data as described in Section 2 above.

                 * In the event that BOG elects to acquire the Additional B Lands Ownership Interest from Tigre and RIMCO, BOG shall cause the drilling of an initial test well to be commenced within the B Lands prior to the expiration of nine months from the B Lands Election Date; provided, however, that in the event that BOG also elects to acquire the Additional A Lands Ownership Interest as set forth in Section 3 above, BOG shall only be required to drill one initial test well within either the A Lands or the B Lands within such nine month period, but in the event that BOG does not elect to cause the drilling of an initial test well to be commenced within the other portion of the RIMCO/Tigre Project (being either the A Lands or the B Lands on which BOG did not drill the first initial test well) within one year from the B Lands Election Date, BOG shall assign back to RIMCO and Tigre the additional ownership interests (being either the Additional A Lands Ownership Interest or the Additional B Lands Ownership Interest) that were to be earned under this Section 4 or Section 3 above, as applicable, in all of the interests located within such undrilled portion.

                 * The payout determination for the 20% back-in APO shall be based upon all of the expenditures (other than the licensing and processing costs incurred by BOG with respect to 30 square miles of the 3-D data as described in Section 2 above) BOG has incurred (including, without limitation, the reimbursements paid to RIMCO and Tigre for their sunk costs allocated to the B Lands and an

RIMCO/Tigre Project
Proposed Trade Structure
Page 6




                          interpretational charge of $1,750 per square mile of seismic data licensed within the B Lands) within the B Lands up to that point in time versus the oil and/or gas sales revenues received by BOG from the B Lands up to that specific point in time. Once a point in time is reached when oil and/or gas sales revenues received by BOG from the B Lands have exceeded BOG's expenditures, payout shall be deemed to have occurred and all future costs incurred within the B Lands shall be borne and paid for on a heads-up basis in accordance with the parties' respective ownership interests after the back-in.

5) The parties will establish an AMI covering the entire RIMCO/Tigre Project (being the lands which are described and outlined on Attachment 1).
The parties shall each have the right to participate with their ownership interest share (as it exists at the time of the acquisition of the acquired interest) of any interests acquired within the AMI by paying their ownership interest share of the costs incurred to acquire such interests. In the event that a party elects not to acquire its ownership interest share of an acquired interest, such party shall own no interest in the acquired interest. However, with respect to all additional interests (being any land or mineral interests that are acquired by BOG and which were not already held, owned or controlled by Tigre or RIMCO prior to the date of this letter agreement and being hereinafter referred to as "Newly Acquired Interests") acquired by BOG prior to the Election Date, BOG shall also initially pay for all of Tigre's remaining 37.5% ownership interest share and 12.5% out of RIMCO's ownership interest share of the costs incurred to obtain such Newly Acquired Interests. However, in the event that BOG does not elect to acquire the additional ownership interests from Tigre and RIMCO in the A Lands or the B Lands as set forth in Sections 3 and 4 above, and Tigre or RIMCO subsequently assign or convey any of their interests within the RIMCO/Tigre Project for any consideration whatsoever (regardless of form or character), all of such consideration shall be paid to BOG but only until such time as BOG has recouped such party's (being the assigning party -- either RIMCO or Tigre) original ownership interest share of the costs incurred to obtain Newly Acquired Interests within the portion(s) (being the A Lands and/or B Lands) not selected by BOG together with an interpretation charge of $1,750 per square mile of the Project Data which covers lands in the portion of the RIMCO/Tigre Project not selected by BOG. If any party hereto desires to release, surrender, abandon, or let expire any prospect leases, the releasing party ("Releasing Participant") shall give all of the other parties seventy-five (75) days advance written notice thereof and the remaining parties shall have the right, at their option, to the Releasing Participant's interest in such leases at no cost to the remaining parties. Should such written notice not be given as provided above, then the Releasing Participant shall be obligated to keep the lease in force by paying its ownership interest share of the rental payments or other costs necessary to keep the lease in effect.

6) BOG, RIMCO and Tigre have reviewed and approved the terms of the License Agreements with Geco and Fairfield.

7) A separate JOA shall govern each individual geological prospect area that is identified within the separate portions (A Lands or B Lands) of the RIMCO/Tigre Project. This proposal is subject to BOG, RIMCO and Tigre reaching agreement as to the terms of a mutually acceptable form JOA. However, the JOA shall provide that if BOG is not obligated to carry such party for their share of drilling costs under

RIMCO/Tigre Project
Proposed Trade Structure
Page 7




Section 3 or 4 above, and such party elects not to participate in the drilling of the initial test well within the prospect area, such party shall relinquish and assign all of its present and future interests in the applicable prospect area to the parties participating in the initial test well. With respect to subsequent wells drilled within a prospect area, the JOA shall provide that if a party elects not to participate in the drilling of the well, such party shall relinquish and assign all of its interests in the in the proration unit established for such well to the parties participating in the initial test well until such time as a 600% payout is reached with respect to all of the costs and expenses incurred to drill, complete, equip and operate the well.


8) BOG or its designee shall be named as the initial drilling operations operator under each JOA.

         The parties are in agreement with proceeding with good faith efforts toward the negotiation and execution of a formal agreement containing the above general concepts and additional detail as evidenced by their signature below.


                             TIGRE ENERGY CORPORATION


                             By:  /s/ JEFFREY W. WHEELOCK
                                ----------------------------------------
                             (name printed)  JEFFREY W. WHEELOCK
                                           -----------------------------
                             Its:         President
                                 ---------------------------------------




                             RESOURCE INVESTORS MANAGEMENT COMPANY


                             By:/s/ M. LEE JORDEN
                                ----------------------------------------
                             (name printed) M. LEE JORDEN
                                           -----------------------------
                             Its:     Vice President
                                 ---------------------------------------




                             BRIGHAM OIL & GAS, L.P.


                             By:   /s/ BEN M. BRIGHAM
                                ----------------------------------------
                             Ben M. Brigham
                             President / CEO